Exhibit 99.1

Press Release

Niska Gas Storage Partners LLC to Participate in 2014 CITI One-on-One MLP/Midstream Infrastructure Conference

RADNOR, PENNSYLVANIA - August 18, 2014 — Niska Gas Storage Partners LLC (NYSE:NKA) today announced that it will be participating in the 2014 CITI One-on-One MLP/Midstream Infrastructure Conference being held August 20 — 21, 2014 in Las Vegas, Nevada.

At the conference, Bill Shea, Chairman, President and Chief Executive Officer, Rick Staples, Executive Vice President and Chief Commercial Officer, Vance Powers, Chief Financial Officer, Mark Casaday, Chief Operating Officer and Rob Wallace, Vice President, Finance and Corporate Development will be conducting one-on-one meetings with institutional investors.

Niska will post its presentation under the “Investor Center” tab of its website (www.niskapartners.com) the morning of Wednesday, August 20, 2014.

About Niska

Niska is a growth-oriented midstream natural gas services provider with operations focused on owning, operating, developing and acquiring midstream energy assets in the United States and Canada.  We are currently the largest independent owner and operator of natural gas storage in North America, with strategically located assets in key natural gas producing and consuming regions. Niska owns and operates three natural gas storage facilities, including the AECO Hub TM in Alberta, Canada; Wild Goose in California; and Salt Plains in Oklahoma. We also contract for natural gas storage capacity in the U.S. Mid-continent.

SOURCE: Niska Gas Storage Partners LLC

Niska Gas Storage Partners LLC
Investor Relations:  Brandon Tran, 403-513-8600